Exhibit 99.1

NEWS RELEASE

Pearl Merger Sub Inc. / 600 Lysander Ln / Richmond, BC V7B 1C3, Canada

Domtar Corporation/ 234 Kingsley Park Drive / Fort Mill, SC 29715

Karta Halten B.V. announces, through its wholly owned subsidiary Pearl Merger Sub Inc., the extension of its previously announced offers to purchase for cash any and all of Domtar Corporation’s Senior Notes and the related consent solicitations

and

Domtar Corporation announces the extension of its previously announced consent solicitations related to its Senior Notes

RICHMOND, BC, CANADA and FORT MILL, SC – August 23, 2021 – Karta Halten B.V., a private limited company organized under the laws of the Netherlands (“Karta Halten”), through its wholly owned subsidiary, Pearl Merger Sub Inc., a Delaware corporation (“Merger Sub”) and affiliate of Paper Excellence B.V., a private limited company organized under the laws of the Netherlands (“Paper Excellence”), announced today (i) the extension of the previously announced tender offers (each, an “Offer” and together, the “Offers”) by Merger Sub to purchase for cash any and all of Domtar Corporation’s (“Domtar”) outstanding (a) 6.25% Senior Notes due 2042 (the “2042 Notes”) and (b) 6.75% Senior Notes due 2044 (the “2044 Notes” and, together with the 2042 Notes, the “Notes,” each such series of the Notes, a “Series”) and of the related consent solicitations (the “Offer Consent Solicitations”), (ii) an increase to the Total Tender Offer Consideration (as defined below) offered to holders of each Series of the Notes that validly tender (and do not validly withdraw) their Notes in the Offers prior to the Early Tender Deadline (as defined below) and (iii) other amendments to the terms of the Offers and the Offer Consent Solicitations described in more detail below and as set forth in Supplement No. 2, dated August 23, 2021, to the Offer to Purchase and Consent Solicitation Statement, dated August 9, 2021 (as supplemented, and as it may be further supplemented and amended from time to time, the “Offer to Purchase”). In addition, Domtar announced today the extension of Domtar’s previously announced consent solicitations (the “Domtar Consent Solicitations”), which solicit consents from the holders of the Notes of each Series to certain proposed amendments to the senior indenture governing the Notes (the “Indenture”), as well as an increase to the consent payment (the “Change of Control Consent Solicitation Payment”) offered to holders of each Series of the Notes that validly deliver (and do not validly revoke) consents in the Domtar Consent Solicitations prior to the Consent Solicitation Deadline (as defined below).

The Offers

Merger Sub has announced today that it has increased the amount of the total tender offer consideration (the “Total Tender Offer Consideration”) with respect to each of the Offers from $1,012.50 per $1,000 principal amount of Notes of each Series to $1,020.00 per $1,000 principal amount of Notes of each Series accepted by Merger Sub for purchase and validly tendered (and not validly withdrawn) by holders of the Notes prior to the Early Tender Deadline. This is the result of an increase in the amount of the early tender payment (the “Early Tender Payment”) with respect to each of the Offers from $50.00 per $1,000 principal amount of Notes of each Series to $57.50 per $1,000 principal amount of Notes of each Series accepted by Merger Sub for purchase and validly tendered (and not validly withdrawn) by holders of the Notes prior to the Early Tender Deadline. The Tender Offer Consideration with respect to each of the Offers remains unchanged at $962.50 per $1,000 principal amount of Notes of each Series accepted by Merger Sub for purchase and validly tendered (and not validly withdrawn) by holders of the Notes following the Early Tender Deadline but prior to the Expiration Time (as defined below).

Merger Sub also announced that it has extended the time and date by which (1) holders of Notes must validly tender (and not validly withdraw) their Notes in the Offers and the Offer Consent Solicitations to be eligible to receive the Early Tender Payment (such time and date, as extended and as the same may be further extended, the “Early Tender Deadline”) to 5:00 p.m., New York City time, on August 27, 2021, (2) Notes validly tendered pursuant to the Offers and the Offer Consent Solicitations may be withdrawn (such time and date, as extended and as the same may be further extended, the “Withdrawal Deadline”) to 5:00 p.m., New York City time, on August 27, 2021, and (3) holders of Notes must validly tender (and not validly withdraw) their Notes in the Offers and the Offer Consent Solicitations to be eligible to receive the Tender Offer Consideration (such time and date, as extended and as the same may be further extended, the “Expiration Time”) to Midnight (end of day), New York City time, on October 1, 2021.

In addition, Merger Sub has announced that it is making the following modifications to the terms of the Offers and the Offer Consent Solicitations. First, Merger Sub is modifying the terms of the Offer Consent Solicitations to exclude the Offer Exit Proposed Amendments (other than the Reporting Covenant Amendment and the amendment to the definition of “Change of Control” under the Indenture to exclude the Paper Excellence Transaction) from the proposed amendments to the Indenture that are being solicited from holders of the Notes of each Series in connection with the Offer Consent Solicitations. This means that only (i) Offer Exit Consents to the Reporting Covenant Amendment to the Indenture and (ii) Offer Change of Control Consents to the Change of Control Proposed Amendments to the Indenture are being solicited from holders of each Series of Notes in connection with the Offer Consent Solicitations. As a result, the proposed amendments to the Indenture do not include an amendment to eliminate substantially all of the restrictive covenants in the Indenture or an amendment to eliminate certain of the events which may lead to an “Event of Default” in the Indenture. Second, Merger Sub has announced that it now expects to accept Notes of each Series validly tendered (and not validly withdrawn) in the Offers if, prior to the Expiration Time, (a) the Change of Control Requisite Consent Condition has been satisfied with respect to any Series of Notes by the submission of Solicitation Change of Control Consents in respect of a majority of the aggregate principal amount outstanding of such Series of Notes, without counting Offer Change of Control Consents, and (b) the Change of Control Supplemental Indenture has been executed with respect to such Series of Notes. This means that if Solicitation Change of Control Consents have been submitted in respect of a majority of the aggregate principal amount of the outstanding Notes of a Series pursuant to the Domtar Consent Solicitations and, as a result, a Change of Control Supplemental Indenture has been executed with respect to such Series of Notes, then Merger Sub intends to accept for purchase any Notes of such Series validly tendered (and not validly withdrawn) in the Offers.

As of 5:00 p.m., New York City time, on August 20, 2021, approximately $57.5 million in aggregate principal amount of 2042 Notes and approximately $43.6 million in aggregate principal amount of 2044 Notes have been validly tendered (and not validly withdrawn) in the Offers.

The Domtar Consent Solicitations

Domtar has announced that it has increased the consent payment (the “Change of Control Consent Solicitation Payment”) in connection with the Domtar Consent Solicitations from $2.50 per $1,000 principal amount of Notes to $10.00 per $1,000 principal amount of Notes of each Series validly delivered for consent (and not validly revoked) by holders of Notes of each Series prior to the Consent Solicitation Deadline.

Domtar also announced that it has extended the time and the date by which holders of the Notes must validly deliver (and not validly revoke) consents in connection with the Domtar Consent Solicitations to be eligible to receive the Change of Control Consent Solicitation Payment to 5:00 p.m., New York City time on August 27, 2021 (such time and date, as extended and as the same may be further extended, the “Consent Solicitation Deadline”).

As of 5:00 p.m., New York City time on August 20, 2021, holders of approximately $15.2 million in aggregate principal amount of 2042 Notes and holders of approximately $5.8 million in aggregate principal amount of 2044 Notes have validly delivered (and not validly revoked) consents in the Domtar Consent Solicitations.

With the exception of the foregoing amendments, all other terms and conditions of the Offers, the Offer Consent Solicitations and the Domtar Consent Solicitations, as previously announced and described in the Offer to Purchase, remain unchanged.

The following table sets forth certain key dates of the Offers, the Offer Consent Solicitations and the Domtar Consent Solicitations, as extended. Further information may be found in the Offer to Purchase:

Key Date	Calendar Date

Commencement Date	August 9, 2021

Early Tender Deadline	5:00 p.m., New York City time, on August 27, 2021, unless extended by Merger Sub

Withdrawal Deadline	5:00 p.m., New York City time, on August 27, 2021, unless extended by Merger Sub

Consent Solicitation Deadline	5:00 p.m., New York City time, on August 27, 2021, unless extended by Domtar

Expiration Time	Midnight (end of day), New York City time, on October 1, 2021, unless extended or earlier terminated by Merger Sub

Offer Payment Date	The Offer Payment Date will occur on or promptly following the Expiration Time, subject to all conditions to the applicable Offer having been satisfied or waived by Merger Sub. Merger Sub intends to extend the Expiration Time with respect to each Offer, without extending the Withdrawal Deadline (unless required by law), to have the Offer Payment Date occur concurrently with, or promptly after, the closing of the Merger (as defined below).

Change of Control Consent Solicitation Payment Date	The Change of Control Consent Solicitation Payment Date will occur, subject to all conditions to such Domtar Consent Solicitation having been satisfied or waived by Domtar, on or promptly following the consummation of the Merger.

The Offers, the Offer Consent Solicitations and the Domtar Consent Solicitations are being conducted in connection with the pending acquisition (the “Merger”) of Domtar by the Paper Excellence group pursuant to the Agreement and Plan of Merger, dated as of May 10, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among Domtar, Paper Excellence, Karta Halten, Hervey Investments B.V., a private limited company organized under the laws of the Netherlands, and Merger Sub. The Offers, the Offer Consent Solicitations and the Domtar Consent Solicitations are open to all registered holders of the Notes.

The closing of the Merger is subject to the satisfaction or waiver of customary conditions, including the approval or clearance, or the expiration, termination or waiver of the waiting periods under various antitrust laws. The Offers, the Offer Consent Solicitations and the Domtar Consent Solicitations are made pursuant to the Offer to Purchase, which sets forth a more detailed description of the Offers, the Offer Consent Solicitations and the Domtar Consent Solicitations. All capitalized terms used, but not defined, in this press release are used as defined in the Offer to Purchase.

Other Information

The Offers, the Offer Consent Solicitations and the Domtar Consent Solicitations, in each case with respect to one or both Series of Notes, may be terminated or withdrawn at any time and for any reason, including if certain conditions described in the Offer to Purchase are not satisfied, subject to applicable law. Merger Sub is making the Offers and the Offer Consent Solicitations and Domtar is making the Domtar Consent Solicitations only by, and pursuant to, the terms of the Offer to Purchase. None of Paper Excellence, Karta Halten, Merger Sub, Domtar, the Dealer Managers and Solicitation Agents (as defined below), the Trustee, the tender agent and information agent nor any of their respective affiliates makes any recommendation as to whether or not Holders of the Notes should (i) tender or refrain from tendering their Notes with regard to the Offers or deliver or refrain from delivering their Notes with regard to the Offer Consent Solicitations or (ii) deliver or refrain from delivering their Notes with regard to the Domtar Consent Solicitations.

This announcement does not constitute an offer to sell any securities or the solicitation of an offer to purchase any securities. The Offers, the Offer Consent Solicitations and the Domtar Consent Solicitations are being made only pursuant to the Offer to Purchase. The Offers, the Offer Consent Solicitations and the Domtar Consent Solicitations are not being made to Holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the Offers, the Offer Consent Solicitations and the Domtar Consent Solicitations to be made by a licensed broker or dealer, the Offers, the Offer Consent Solicitations and the Domtar Consent Solicitations will be deemed to be made on behalf of Merger Sub or Domtar, as applicable, by one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

Barclays Capital Inc., BMO Capital Markets Corp., Credit Suisse Securities (USA) LLC and Wells Fargo Securities, LLC are serving as the Dealer Managers for each of the Offers and as the Solicitation Agents for each of the Offer Consent Solicitations and the Domtar Consent Solicitations (the “Dealer Managers and Solicitation Agents”).

Requests for the Offer to Purchase and questions or request for assistance in relation to the Offer and Domtar Consent Solicitations may be directed to Global Bondholder Services Corporation at (212) 430-3774 (for brokers and banks) or (866) 807-2200 (for all others) or email contact@gbsc-usa.com.

About Paper Excellence

Paper Excellence, a private limited company organized under the laws of the Netherlands, is a diversified manufacturer of pulp and paper, including printing and writing, packaging, and specialty papers. Paper Excellence believes in the enduring value of wood-based products in global markets and has built a large network of mills and chipping plants to produce them competitively. Through its distinct approach to operational excellence, Paper Excellence delivers high-quality and cost-effective products to international customers. Paper Excellence has grown through logical acquisitions from a single mill to a group producing 2.8 million tonnes of paper and pulp and employing more than 2,800 people over the past decade.

Additional information about Paper Excellence is available at https://paperexcellence.com/.

About Domtar

Domtar is a leading provider of a wide variety of fiber-based products including communication, specialty and packaging papers, market pulp and airlaid nonwovens. With approximately 6,400 employees serving more than 50 countries around the world, Domtar is driven by a commitment to turn sustainable wood fiber into useful products that people rely on every day. Domtar’s annual sales are approximately $3.7 billion, and its common stock is traded on the New York and Toronto Stock Exchanges. Domtar’s principal executive office is in Fort Mill, South Carolina. To learn more, visit www.domtar.com.

Forward-Looking Statements

All statements made herein that are not historical facts should be considered as forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially. These statements include, but are not limited to, statements regarding the expected completion and timing of the proposed transaction between Paper Excellence and Domtar, expected benefits and costs of the proposed transaction, and management plans relating to the proposed transaction, statements that address each company’s expected future business and financial performance, statements regarding the impact of natural disasters, health epidemics and other outbreaks, especially the outbreak of COVID-19 since December 2019, which may have a material adverse effect on each company’s business, results of operations and financial conditions, and other statements identified by words such as “anticipate”, “believe”, “expect”, “intend”, “aim”, “target”, “plan”, “continue”, “estimate”, “project”, “may”, “will”, “should” and similar expressions. These forward-looking statements should be considered with the understanding that such statements involve a variety of risks and uncertainties, known and unknown, and may be affected by inaccurate assumptions. Consequently, no forward-looking statement can be guaranteed and actual results may vary materially. Many risks, contingencies and uncertainties could cause actual results to differ materially from our forward-looking statements. Certain of these risks are set forth in Domtar’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as well as the company’s other reports filed with the SEC.

Those risks, uncertainties and assumptions also include the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed transaction between Paper Excellence and Domtar that could reduce anticipated benefits or cause the parties to abandon the proposed transaction, the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, the risk that the parties may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all, risks related to disruption of management time from ongoing business operations due to the proposed transaction, the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of Domtar’s common stock, the risk of any unexpected costs or expenses resulting from the proposed transaction, the risk of any litigation relating to the proposed transaction, the risk that the proposed transaction and its announcement could have an adverse effect on the ability of Paper Excellence or Domtar to retain customers and retain and hire key personnel and maintain relationships with their suppliers, customers and other business relationships and on their operating results and businesses generally, the risk that the pending proposed transaction could distract management of both entities and they will incur substantial costs, the risk that the combined company may not operate as effectively and efficiently as expected and other important factors that could cause actual results to differ materially from those projected. All such factors are difficult to predict and are beyond each company’s control.

Additional factors that could cause results to differ materially from those described above can be found in Domtar’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as well as in the company’s other reports filed with the SEC.

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